SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                November 26, 2002
                                -----------------

                               Regan Holding Corp.
                               -------------------
             (Exact name of registrant as specified in its charter)



         California                  0-4366                      68-0211359
         ----------                  ------                      ----------
(State or other jurisdiction       (Commission                  (IRS Employer
      of incorporation)           File Number)               Identification No.)



                 2090 Marina Avenue, Petaluma, California 94954
                 ----------------------------------------------
             (Address of principal executive offices, with ZIP code)



                                  707-778-8638
                                  ------------
              (Registrant's telephone number, including area code)

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

a)   Financial statements of the business acquired

     Not applicable

b)   Pro forma financial information

     Not applicable

c)   Exhibits

     None


Item 9.  Regulation FD Disclosure

         On November 26, 2002, Regan Holding Corp. (the "Company") announced a strategic plan to consolidate the life insurance and annuity product portfolio marketing business of its primary operating subsidiary, Legacy Marketing Group ("LMG"). The product consolidation is being done so that LMG can focus its resources more efficiently.

         LMG will discontinue marketing life insurance products issued by American National Insurance Company ("ANICO") effective January 31, 2003. LMG will continue to administer ANICO life insurance products and to accept renewal premium. Certain LMG employees currently supporting the life insurance product operations will be terminated or reassigned to other positions in the Company.

         In addition,  LMG will  discontinue  the  marketing of several  annuity
products   issued  by   Transamerica   Life   Insurance   and  Annuity   Company
("Transamerica") effective March 1, 2003. These products have similar characteristics to other annuity products that LMG will continue to market and we expect this consolidation to result in marketing efficiencies. LMG will continue to administer these annuity products and to accept renewal premium for these products. The impact on revenue, if any, is unknown since it is contingent upon the distribution's acceptance of alternative products available after the consolidation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                REGAN HOLDING CORP.


Date:    November 27, 2002                      By:   /s/ G. Steven Taylor
                                                      -------------------------
                                                      G. Steven Taylor
                                                      Chief Financial Officer